UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

WESTERN DUBUQUE BIODIESEL, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-52617	20-3857933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

904 Jamesmeier Road, P.O. Box 82 Farley, Iowa	52046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (563) 744-3554

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On Wednesday, September 21, 2011, Western Dubuque Biodiesel, LLC (“WDB”) held its annual member meeting. Pursuant to the proxy statement filed by WDB, the following four proposals were presented at the annual meeting for a vote by the members: (1) To amend and restate WDB’s Operating Agreement to provide for three classes of units; (2) to reclassify WDB’s units into Class A, Class B and Class C Units for the purpose of discontinuing the registration of WDB’s units under the Securities Exchange Act of 1934; (3) to elect two directors to the seats open for election; and (4) to adjourn or postpone the meeting if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the meeting to approve the matters under consideration. Due to the passage of Proposals 1 and 2, the outcome of voting of Proposal 4 was irrelevant.

The result of the voting on each proposal was as follows:

	For	Against	Abstain
Proposal 1–Amended & Restated Operating Agreement	17,822	656	230
Proposal 2 – Reclassification of Units/Deregistration	17,947	611	150
Proposal 3 – Director Elections
George Davis	13,513	113	5,082
Alan Manternach	6,327	764	11,617
Denny Mauser	12,217	613	5,878

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC

September 26, 2011
Date

/s/ Bruce Klostermann
Bruce Klostermann, Vice Chairman and Director
(Principal Executive Officer)